Exhibit 99.1

BOOZ ALLEN HAMILTON ANNOUNCES
FIRST QUARTER FISCAL 2014 RESULTS

First quarter revenue decreased 0.3 percent, to $1.43 billion

Adjusted EBITDA increased 16.6 percent, to $158.1 million

Adjusted Diluted Earnings per Share increased by 8.7 percent, to $0.50 per share

Quarterly dividend of $0.10 per share declared - payable on August 30, 2013

McLean, Virginia; July 31, 2013 - Booz Allen Hamilton Holding Corporation (NYSE:BAH), the parent company of management and technology consulting firm Booz Allen Hamilton Inc., today announced preliminary results for the first quarter of fiscal 2014 with revenue slightly lower and earnings higher than the prior year period. Booz Allen also reported total backlog of $11.27 billion as of June 30, 2013. Booz Allen's fiscal year runs from April 1 to March 31, with the first quarter of fiscal 2014 ending June 30, 2013.

Revenue in the first quarter of fiscal 2014 was $1.428 billion, compared with $1.432 billion in the prior year period, a decrease of 0.3 percent. Adjusted Net Income increased to $73.2 million from $66.0 million in the prior year period, while net income increased to $70.3 million from $61.9 million in the prior year period. Adjusted Diluted Earnings per Share was $0.50 in the first quarter of fiscal 2014 compared with $0.46 in the prior year period. Diluted earnings per share in the first quarter of 2014 was $0.48, compared with $0.43 in the prior year period.

Today, the Company is announcing a regular cash dividend in the amount of $0.10 per share, which will be payable on August 30, 2013 to stockholders of record on August 12, 2013.

Ralph W. Shrader, Booz Allen's Chairman, Chief Executive Officer, and President, said “We are focused on the important things that we can control in the midst of unprecedented external factors and uncertain market conditions. First and foremost, we are serving our clients with the highest quality work and commitment to their mission. We are also supporting our people and the communities in which we work and live, and are focused on delivering value to our stockholders through our effective management of the business and capital deployment choices.

“Booz Allen continues to win significant contract awards across all of our major markets, including large new and recompete wins during the quarter from the Department of Veterans Affairs, Department of Interior, US Army, Navy, and Coast Guard, and the National Geospatial-Intelligence Agency. We also increased our focus on effective project management while enhancing control of our cost base which has enabled us to again deliver on bottom-line commitments.

“Looking forward, we are investing in our future, especially in areas such as engineering and advanced technologies, including cyber, cloud, and rapid prototyping that we believe have growth potential and attractive margins. We continue to generate strong cash flow and continually assess the full range of options for use of that cash to deliver returns to our stockholders,” Shrader said.

Financial Review

Booz Allen's 0.3 percent decrease in revenue in the first quarter of fiscal 2014 compared with the prior year period was primarily the result of a reduction in billable hours due to modestly lower demand in an uncertain federal budget environment. Fewer billable hours combined with the need to manage costs and capacity has resulted in reductions in headcount; however, a higher level of productivity of consulting staff, higher billable expenses, and revenue from acquisitions of approximately $80 million during the quarter ended June 30, 2013 helped minimize the impact of headcount declines.

In the first quarter of fiscal 2014, Adjusted Operating Income increased to $141.9 million from $120.3 million in the prior year period, and operating income increased to $138.7 million from $114.7 million in the prior year period. The improvement in Adjusted Operating Income was primarily driven by more focused deployment of Booz Allen's consulting staff, effective management of our total cost base, and the recovery of additional allowable expenses.

In the first quarter of fiscal 2014, Adjusted Net Income increased to $73.2 million from $66.0 million in the prior year period, and net income increased to $70.3 million from $61.9 million in the prior year period. Adjusted EBITDA increased 16.6 percent to $158.1 million in the first quarter of fiscal 2014, compared with $135.6 million in the prior year period. The increases in Adjusted Net Income, net income, and Adjusted EBITDA were driven by the same factors as the improvement in Adjusted Operating Income and operating income.

In the first quarter of fiscal 2014, Adjusted Diluted EPS increased to $0.50 compared to $0.46 in the prior year period, while diluted EPS increased to $0.48 from $0.43 in the prior year period.

Net cash provided by operating activities for the first quarter of fiscal 2014 was $73.8 million compared with $74.0 million in the prior year period. Free cash flow was $71.4 million, compared to $70.1 million in the prior year period. Booz Allen's cash flow benefitted from strong cash collections, as evidenced by Days Sales Outstanding of 65 days.

Funded backlog as of June 30, 2013 was $2.19 billion, compared to $2.58 billion as of June 30, 2012. The decrease in funded backlog is a reflection of the government's trend toward shorter-duration funding given the budget uncertainty leading into the quarter; this trend was counterbalanced by the increase year-over-year in our unfunded backlog. We anticipate an acceleration in funding actions as we approach the end of the government fiscal year. Booz Allen's total backlog as of June 30, 2013 was $11.27 billion, compared with $10.23 billion as of June 30, 2012.

Financial Outlook

For fiscal 2014, we are reaffirming prior guidance of expectations for a low single-digit percentage decline in revenue. At the bottom line, for the full year, we continue to forecast diluted EPS to be in the range of $1.47 to $1.57, and Adjusted Diluted EPS to be on the order of $1.55 to $1.65 per share. Our overall EPS outlook incorporates our expectations related to the business impact of sequestration and reflects our confidence in our ability to continue to generate demand for our products and services, while effectively managing our costs and consulting staff capacity in line with market demand.

These EPS estimates are based on fiscal year 2014 estimated average diluted shares outstanding of approximately 149.0 million shares.

Conference Call Information
Booz Allen will host a conference call at 8 a.m. EDT on Wednesday, July 31, 2013, to discuss the financial results for its first quarter for Fiscal 2014 (ending June 30, 2013). Analysts and institutional investors may participate on the call by dialing (877) 375-9141 (International: 253-237-1151). The conference call will be webcast simultaneously to the public through a link on the investor relations section of the Booz Allen web site at investors.boozallen.com. A replay of the conference call will be available online at investors.boozallen.com beginning at 11 a.m. EDT on July 31, 2013, and continuing for thirty days. The replay will also be available by telephone for seven days at (855) 859-2056 (International: 404-537-3406). The conference ID number is #87642857.
About Booz Allen Hamilton
Booz Allen Hamilton is a leading provider of management consulting, technology, and engineering services to the U.S. government in defense, intelligence, and civil markets, and to major corporations, institutions, and not-for-profit organizations. Booz Allen is headquartered in McLean, Virginia, employs more than 23,000 people, and had revenue of $5.76 billion for the 12 months ended March 31, 2013.
CONTACT:
Media Relations - Marie Lerch 703-902-5559; James Fisher 703-377-7595
Investor Relations - Curt Riggle 703-377-5332.
BAHPR-FI

Non-GAAP Financial Information
“Adjusted Operating Income” represents Operating Income before (i) certain stock option-based and other equity-based compensation expenses, (ii) adjustments related to the amortization of intangible assets, and (iii) any extraordinary, unusual, or non-recurring items. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, and (iii) any extraordinary, unusual or non-recurring items. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Net Income” represents net income before: (i) certain stock option-based and other equity-based compensation expenses, (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (iii) adjustments related to the amortization of intangible assets, (iv) amortization or write-off of debt issuance costs and write-off of original issue discount and (v) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of taxes, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.
“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method of calculating EPS as required in accordance with GAAP.
“Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen utilizes and discusses in this release Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS because management uses these measures for business planning purposes, including managing its business against internal projected results of operations and measuring its performance. Management views Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS as measures of the core operating business, which exclude the impact of the items detailed in the supplemental exhibits, as these items are generally not operational in nature. These supplemental performance measures also provide another basis for comparing period to period results by excluding potential differences caused by non-operational and unusual or non-recurring items. Booz Allen also utilizes and discusses Free Cash Flow in this release because management uses this measure for business planning purposes, measuring the cash generating ability of the operating business and measuring liquidity generally. Booz Allen presents these supplemental measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen's performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen's performance on the same basis as management. These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen's industry. Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not recognized measurements under GAAP and when analyzing Booz Allen's performance or liquidity, as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and cash flows to Free Cash Flows and the explanatory footnotes regarding those adjustments, (ii) use Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to Operating Income, Net Income or Diluted EPS as measures of operating results, and (iii) use Free Cash Flows, in addition to, and not as an alternative to, Net Cash Provided by Operating Activities as a measure of liquidity, each as defined under GAAP. Exhibit 4 includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP.
No reconciliation of the forecasted range for Adjusted Diluted EPS to Diluted EPS for fiscal 2014 is included in this release because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Forward Looking Statements
Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen's preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct.
These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
These risks and other factors include: cost cutting and efficiency initiatives, budget reductions, Congressionally mandated automatic spending cuts, and other efforts to reduce U.S. government spending, including automatic sequestration required by the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012), which have reduced and delayed and may further reduce or delay contract awards or funding for orders for services especially in the current political environment or otherwise negatively affect our ability to generate revenue under contract awards, including as a result of reduced staffing and hours of operation at U.S. government clients; delayed funding of our contracts due to delays in the completion of the U.S. government's budgeting process and the use of continuing resolutions by the U.S. government to fund its operations or changes in the pattern or timing of government funding and spending (including those resulting from or related to cuts associated with sequestration or other budgetary cuts made in lieu of sequestration); current and continued uncertainty around the timing, extent, and nature of Congressional and other U.S. government action to address budgetary constraints, the U.S. government's ability to incur indebtedness in excess of its current limit and the U.S. deficit; any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular; changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support; the size of our addressable markets and the amount of U.S. government spending on private contractors; failure to comply with numerous laws and regulations; our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors' protests of major contract awards received by us; the loss of General Services Administration Multiple Award schedule contracts, or GSA schedules, or our position as prime contractor on government-wide acquisition contract vehicles, or GWACs; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts; our ability to generate revenue under certain of our contracts; our ability to realize the full value of and replenish our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in estimates used in recognizing revenue; an inability to attract, train, or retain employees with the requisite skills, experience, and security clearances; an inability to hire, assimilate, and deploy enough employees to serve our clients under existing contracts; an inability to timely and effectively utilize our employees; failure by us or our employees to obtain and maintain necessary security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors, including the improper use or release of our clients' sensitive or classified information; increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments; increased competition from other companies in our industry; failure to maintain strong relationships with other contractors; inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification; continued efforts to change how the U.S. government reimburses compensation related and other expenses or otherwise limit such reimbursements, including recent rules that expand the scope of existing reimbursement limitations and an increased risk of compensation being deemed unallowable or payments being withheld as a result of U.S. government audit, review or investigation; internal system or service failures and security breaches, including, but not limited to, those resulting from external cyber attacks on our network and internal systems; risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business or respond to market developments; risks associated with new relationships, clients, capabilities, and service offerings in our U.S. and international businesses; failure to comply with special U.S. government laws and regulations relating to our international operations; risks related to our indebtedness and credit facilities which contain financial and operating covenants; the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits; risks related to completed and future acquisitions, including our ability to realize the expected benefits from such acquisitions; an inability to utilize existing or future tax benefits, including those related to our stock-based compensation expense, for any reason, including a change in law; variable purchasing patterns under U.S. government GSA schedules, blanket purchase agreements and indefinite delivery, indefinite quantity, or ID/IQ, contracts. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, filed with the SEC on May 23, 2013.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibits:
Exhibit 1:             Condensed Consolidated Statements of Operations
Exhibit 2:             Condensed Consolidated Balance Sheets
Exhibit 3:             Condensed Consolidated Statements of Cash Flows
Exhibit 4:             Non-GAAP Financial Information
Exhibit 5:             Operating Data

Exhibit 1
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,
(Amounts in thousands, except per share data)	2013	2012
	(Unaudited)
Revenue	$1,427,691	$1,432,424
Operating costs and expenses:
Cost of revenue	701,472	727,370
Billable expenses	397,888	378,460
General and administrative expenses	171,328	193,355
Depreciation and amortization	18,330	18,503
Restructuring charge	—	—
Total operating costs and expenses	1,289,018	1,317,688
Operating income	138,673	114,736
Interest expense	(20,712)	(11,246)
Other, net	54	(483)
Income before income taxes	118,015	103,007
Income tax expense	47,702	41,062
Net income	$70,313	$61,945
Earnings per common share:
Basic	$0.51	$0.46
Diluted	$0.48	$0.43

Dividends declared per share	$0.10	$1.59

Exhibit 2
Booz Allen Hamilton Holding Corporation
Condensed Consolidated Balance Sheets

	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2013	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$385,359	$350,384
Accounts receivable, net of allowance	995,554	1,029,586
Prepaid expenses and other current assets	50,432	44,382
Total current assets	1,431,345	1,424,352
Property and equipment, net of accumulated depreciation	154,126	166,570
Intangible assets, net of accumulated amortization	232,021	236,220
Goodwill	1,277,123	1,277,369
Other long-term assets	73,408	73,017
Total assets	$3,168,023	$3,177,528
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$60,094	$55,562
Accounts payable and other accrued expenses	477,697	451,065
Accrued compensation and benefits	299,955	385,433
Other current liabilities	75,149	72,586
Total current liabilities	912,895	964,646
Long-term debt, net of current portion	1,643,889	1,659,611
Other long-term liabilities	323,046	326,478
Total liabilities	2,879,830	2,950,735
Stockholders’ equity:
Common stock, Class A — $0.01 par value — authorized, 600,000,000 shares; issued, 137,641,125 shares at June 30, 2013 and 136,457,444 shares at March 31, 2013; outstanding, 137,087,952 shares at June 30, 2013 and 136,051,601 shares at March 31, 2013	1,376	1,364
Non-voting common stock, Class B — $0.01 par value — authorized, 16,000,000 shares; issued and outstanding, 1,103,330 shares at June 30, 2013 and 1,451,600 shares at March 31, 2013	11	15
Restricted common stock, Class C — $0.01 par value — authorized, 5,000,000 shares; issued and outstanding, 1,036,876 shares at June 30, 2013 and 1,224,319 shares at March 31, 2013	10	12
Special voting common stock, Class E — $0.003 par value — authorized, 25,000,000 shares; issued and outstanding, 7,244,207 shares at June 30, 2013 and 7,478,522 shares at March 31, 2013	22	22
Treasury stock, at cost — 553,173 shares at June 30, 2013 and 405,843 shares at March 31, 2013	(8,964)	(6,444)
Additional paid-in capital	127,927	120,836
Retained earnings	181,174	124,775
Accumulated other comprehensive loss	(13,363)	(13,787)
Total stockholders’ equity	288,193	226,793
Total liabilities and stockholders’ equity	$3,168,023	$3,177,528

Exhibit 3

Booz Allen Hamilton Holding Corporation
Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
(Amounts in thousands)	2013	2012

Cash flows from operating activities
Net income	$70,313	$61,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,330	18,503
Stock-based compensation expense	5,146	6,762
Excess tax benefits from the exercise of stock options	(961)	(315)
Amortization of debt issuance costs and original issuance discount on debt	2,084	1,476
Loss on dispositions and impairments	585	808
Changes in assets and liabilities:
Accounts receivable	34,032	6,539
Prepaid expenses and other current assets	(4,930)	29,662
Other long-term assets	(2,041)	4,711
Accrued compensation and benefits	(72,400)	(58,245)
Accounts payable and other accrued expenses	26,632	(3,173)
Accrued interest	2,012	2,045
Other current liabilities	552	2,748
Other long-term liabilities	(5,507)	577
Net cash provided by operating activities	73,847	74,043
Cash flows from investing activities
Purchases of property and equipment	(2,430)	(3,969)
Net cash used in investing activities	(2,430)	(3,969)
Cash flows from financing activities
Net proceeds from issuance of common stock	1,285	1,754
Stock option exercises	3,235	837
Excess tax benefits from the exercise of stock options	961	315
Repurchases of common stock	(2,520)	—
Cash dividends paid	(13,915)	(210,672)
Dividend equivalents paid to option holders	(13,864)	—
Repayment of debt	(11,624)	(10,625)
Net cash used in financing activities	(36,442)	(218,391)
Net increase (decrease) in cash and cash equivalents	34,975	(148,317)
Cash and cash equivalents — beginning of period	350,384	484,368
Cash and cash equivalents — end of period	$385,359	$336,051
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$16,604	$7,721
Income taxes	$40,103	$869

Exhibit 4
Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

	Three Months Ended June 30,
(Amounts in thousands, except share and per share data)	2013	2012
	(Unaudited)
Adjusted Operating Income
Operating Income	$138,673	$114,736
Certain stock-based compensation expense (a)	1,094	2,393
Amortization of intangible assets (b)	2,113	3,133
Adjusted Operating Income	$141,880	$120,262
EBITDA & Adjusted EBITDA
Net income	$70,313	$61,945
Income tax expense	47,702	41,062
Interest and other, net	20,658	11,729
Depreciation and amortization	18,330	18,503
EBITDA	157,003	133,239
Certain stock-based compensation expense (a)	1,094	2,393
Adjusted EBITDA	$158,097	$135,632
Adjusted Net Income
Net income	$70,313	$61,945
Certain stock-based compensation expense (a)	1,094	2,393
Amortization of intangible assets (b)	2,113	3,133
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,650	1,198
Adjustments for tax effect (c)	(1,943)	(2,690)
Adjusted Net Income	$73,227	$65,979
Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	147,237,749	142,677,037
Adjusted Net Income Per Diluted Share (d)	$0.50	$0.46
Free Cash Flow
Net cash provided by operating activities	$73,847	$74,043
Less: Purchases of property and equipment	(2,430)	(3,969)
Free Cash Flow	$71,417	$70,074

(a)
Reflects stock-based compensation expense for options for Class A Common Stock and restricted shares, in each case, issued in connection with the Acquisition of our Company by The Carlyle Group (the Acquisition) under the Officers' Rollover Stock Plan. Also reflects stock-based compensation expense for Equity Incentive Plan Class A Common Stock options issued in connection with the Acquisition under the Equity Incentive Plan.

(b)	Reflects amortization of intangible assets resulting from the Acquisition.

(c)	Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(d)
Excludes an adjustment of approximately $299,000 and $1.3 million of net earnings for the three months ended June 30, 2013 and 2012, respectively, associated with the application of the two-class method for computing diluted earnings per share.

Exhibit 5
Booz Allen Hamilton Holding Corporation
Operating Data

	As of June 30,
(Amounts in millions)	2013	2012
Backlog (1)
Funded	$2,192	$2,576
Unfunded (2)	2,942	2,559
Priced Options (3)	6,138	5,099
Total Backlog	$11,272	$10,234

(1)
Backlog presented in the above table includes backlog acquired from the Company’s acquisition of ARINC’s Defense Systems Engineering and Support (DSES) division on November 30, 2012. Total backlog acquired from DSES is approximately $1.3 billion as of June 30, 2013.

(2)
Reflects a reduction by management to the revenue value of orders for services under two existing single award ID/IQ contracts the Company has had for several years, based on an established pattern of funding under these contracts by the U.S. government.

(3)	Amounts shown reflect 100% of the undiscounted revenue value of all priced options.

	As of June 30,
	2013	2012
Book-to-Bill *	0.6	0.6

*	Book-to-bill is calculated as the change in total backlog during the relevant fiscal quarter plus the relevant fiscal quarter revenue, all divided by the relevant fiscal quarter revenue.

	As of June 30,
	2013	2012
Headcount
Total Headcount	23,395	24,138
Consulting Staff Headcount **	21,141	21,706

**	Consulting staff headcount as of June 30, 2012 has been adjusted to conform to the current quarter's internal realignment of certain personnel that are engaged in general corporate functions.

	Three Months Ended June 30,
	2013	2012
Percentage of Total Revenue by Contract Type
Cost-Reimbursable (4)	56%	56%
Time-and-Materials	30%	30%
Fixed-Price (5)	14%	14%

(4)	Includes both cost-plus-fixed-fee and cost-plus-award fee contracts.

(5)	Includes fixed-price level of effort contracts.

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
Days Sales Outstanding ***	65	69

***	Calculated as total accounts receivable divided by revenue per day during the relevant fiscal quarter.